SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2015

Universal Display Corporation
(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 26, 2015, the Registrant and LG Display Co., Ltd. (“LG Display”) entered into an OLED Patent License Agreement (the “License Agreement”) and a Commercial OLED Material Supply Agreement (the “Supply Agreement”).  The License Agreement and the Supply Agreement between the Registrant and LG Display supersede the existing Commercial Supply Agreement between the parties with respect to the supply of phosphorescent organic light emitting diode (OLED) materials to LG Display for use in its commercial OLED products.

Pursuant to the License Agreement, the Registrant, through its wholly owned subsidiary UDC Ireland, Limited (UDI), granted to LG Display license rights under various patents owned or controlled by the Registrant for LG Display to manufacture and sell certain small area and large area OLED display products.  In consideration of the license grant, LG Display agreed to pay UDI upfront license fees and running royalties based on LG Display’s revenues of Licensed Products over the term of the License Agreement, which is through December 31, 2022.

Pursuant to the Supply Agreement, the parties also agreed that LG Display shall purchase from the Registrant, and the Registrant shall supply to LG Display, OLED materials for LG Display’s use in the manufacture of royalty bearing Licensed Products.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release by the Registrant, dated January 26, 2015, furnished in accordance with Item 7.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

	By:	/s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

Dated: January 26, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release by the Registrant, dated January 26, 2015, furnished in accordance with Item 7.01 of this Current Report on Form 8-K.